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                                                                   EXHIBIT 99(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 25 to the registration statement on Form N-1A ("Registration Statement) of our report dated August 20, 2004, relating to the financial statements and financial highlights which appears in the June 30, 2004 Annual Report to Shareholders of the Meridian Growth Fund and the Meridian Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
January 26, 2005